Exhibit 99.1

GAMING AND LEISURE PROPERTIES, INC. REPORTS THIRD QUARTER 2019 RESULTS

- Completed Accretive Refinancing Transaction During the Quarter -
- Establishes 2019 Fourth Quarter Guidance and Increases Full Year Guidance -

WYOMISSING, PA — October 31, 2019 — Gaming and Leisure Properties, Inc. (NASDAQ: GLPI) (“GLPI” or the “Company”), North America's first gaming-focused real estate investment trust (“REIT”), today announced results for the quarter ended September 30, 2019. On a year-over-year basis, third quarter total revenue grew 13.2%, income from operations grew 13.8%, net income decreased 13.6%, Adjusted EBITDA increased 17.2% and funds from operations (“FFO”) and adjusted funds from operations (“AFFO”) rose 12.6% and 13.6%, respectively. The year-over-year financial growth primarily reflects GLPI’s October 2018 acquisitions of real property assets operated by Boyd Gaming Corporation (“BYD”), Eldorado Resorts, Inc. (“ERI”) and Penn National Gaming, Inc. (“PENN”). The year-over-year decrease in net income was primarily attributable to the non-recurring losses on debt extinguishment of $21.0 million in connection with our cash tender offer to purchase our 4.875% senior unsecured notes due 2020 during the 2019 third quarter, partially offset by the acquisitions.

Chief Executive Officer, Peter M. Carlino, commented “GLPI delivered another quarter of solid financial results reflecting our initiatives and strategies to drive cash flow growth from accretive transactions while actively managing our capital structure and cost of capital. Our diversified portfolio of regional gaming assets, managed by the industry’s leading operators, continues to generate one of the most stable cash flow streams in the triple-net REIT sector. During the third quarter, we further strengthened our balance sheet through an opportunistic refinancing that reduced our borrowing costs and extended our average debt maturities. Our talented team remains focused on identifying and pursuing portfolio enhancing accretive transactions to position GLPI to extend its long-term record of dividend growth and value creation for shareholders.”

During the 2019 third quarter, shareholders received a quarterly cash dividend of $0.68 per share, marking a 7.9% increase over the comparable period in 2018. GLPI's current $2.72 annualized dividend represents 5.0% compound annual growth since the Company's formation. The annual cash dividend represents a yield of 6.7% based on the $40.36 per share closing price of the Company's stock on October 31, 2019.

Financial Highlights

	Three Months Ended September 30,
(in millions, except per share data)	2019 Actual	2018 Actual
Total Revenue	$287.6	$254.1
Income From Operations	$187.6	$164.8
Net Income	$90.5	$104.8
FFO (1)	$145.6	$129.4
AFFO (2)	$186.5	$164.1
Adjusted EBITDA (3)	$260.5	$222.2

Net income, per diluted common share	$0.42	$0.49
FFO, per diluted common share	$0.68	$0.60
AFFO, per diluted common share	$0.87	$0.76

(1)  FFO is net income, excluding (gains) or losses from sales of property and real estate depreciation as defined by NAREIT.

(2)  AFFO is FFO, excluding stock based compensation expense, the amortization of debt issuance costs, bond premiums and original issuance discounts, other depreciation, the amortization of land rights, straight-line rent adjustments, direct financing lease adjustments, losses on debt extinguishment, retirement costs and goodwill and loan impairment charges, reduced by capital maintenance expenditures.

(3)  Adjusted EBITDA is net income, excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, stock based compensation expense, straight-line rent adjustments, direct financing lease adjustments, the amortization of land rights, losses on debt extinguishment, retirement costs and goodwill and loan impairment charges.

Portfolio Update

GLPI's primary business consists of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements. As of September 30, 2019, GLPI's portfolio consisted of interests in 46 gaming and related facilities, including Hollywood Casino Baton Rouge and Hollywood Casino Perryville, which are referred to as the "TRS Properties", the real property associated with 33 gaming and related facilities operated by PENN, the real property associated with 6 gaming and related facilities operated by ERI (including one mortgaged facility), the real property associated with 4 gaming and related facilities operated by BYD (including one mortgaged facility) and the real property associated with the Casino Queen in East St. Louis, Illinois. These facilities are geographically diversified across 16 states and contain approximately 23.5 million square feet.

Guidance

The table below sets forth current guidance targets for financial results for the 2019 fourth quarter and full year, based on the following assumptions:

•
Includes the full year benefit of the transaction closed on October 1, 2018, with ERI and contributions from the transactions closed on October 15, 2018 with PENN, Pinnacle Entertainment, Inc. (“PNK”) and BYD;

•	Reported revenue from real estate of approximately $1,025.1 million for the year and $258.5 million for the fourth quarter consisting of:

(in millions)	Three Months Ended December 31, 2019	Full Year Ended December 31, 2019
Cash Revenue from Real Estate
PENN	$204.7	$811.9
ERI	27.9	110.4
BYD	26.3	104.2
Casino Queen	3.6	14.5
PENN non-assigned land lease	(0.7)	(2.8)
Total Cash Revenue from Real Estate	$261.8	$1,038.2

Non-Cash Adjustments
Straight-line rent	$(8.6)	$(34.6)
Land leases paid by tenants	5.3	21.5
Total Revenue from Real Estate as Reported	$258.5	$1,025.1

•
Cash rent includes 2019 escalators of $0.7 million related to the PNK master lease, $0.9 million relating to the PENN master lease, $0.2 million related to the Meadows lease and $0.3 million related to the ERI master lease for the year;

•	Adjusted EBITDA from the TRS Properties of approximately $30.2 million for the year and $5.9 million for the fourth quarter;

•	Blended income tax rate at the TRS Properties of 33%;

•	LIBOR is based on the forward yield curve; and

•
The basic share count is approximately 214.7 million shares for the year and the fourth quarter and the fully diluted share count is approximately 215.4 million shares for the year and 215.3 million shares for the fourth quarter.

	Three Months Ended December 31,		Full Year Ended December 31,
(in millions, except per share data)	2019 Guidance	2018 Actual	2019 Revised Guidance	2018 Actual
Total Revenue	$288.2	$303.3	$1,152.7	$1,055.7

Net Income	$113.1	$45.9	$389.7	$339.5
Losses from dispositions of property	—	—	—	0.3
Real estate depreciation	54.5	51.5	230.8	125.6
Funds From Operations (1)	$167.6	$97.4	$620.5	$465.4
Straight-line rent adjustments	8.6	12.7	34.6	61.9
Direct financing lease adjustments	—	1.2	—	38.4
Other depreciation	2.3	2.9	9.8	11.4
Amortization of land rights	3.0	3.0	18.6	11.3
Amortization of debt issuance costs, bond premiums and original issuance discounts	2.9	2.9	11.4	12.2
Stock based compensation	3.9	3.3	16.2	11.2
Losses on debt extinguishment	—	—	21.0	3.5
Retirement costs	—	—	—	13.1
Goodwill impairment charges	—	59.5	—	59.5
Loan impairment charges	—	—	13.0	—
Capital maintenance expenditures	(1.4)	(1.3)	(3.6)	(4.3)
Adjusted Funds From Operations (2)	$186.9	$181.6	$741.5	$683.6
Interest, net	73.6	77.2	301.3	245.9
Income tax expense	0.9	0.8	4.6	5.0
Capital maintenance expenditures	1.4	1.3	3.6	4.3
Amortization of debt issuance costs, bond premiums and original issuance discounts	(2.9)	(2.9)	(11.4)	(12.2)
Adjusted EBITDA (3)	$259.9	$258.0	$1,039.6	$926.6

Net income, per diluted common share	$0.53	$0.21	$1.81	$1.58
FFO, per diluted common share	$0.78	$0.45	$2.88	$2.17
AFFO, per diluted common share	$0.87	$0.84	$3.44	$3.18

(1)         FFO is net income, excluding (gains) or losses from sales of property and real estate depreciation as defined by NAREIT.

(2)         AFFO is FFO, excluding stock based compensation expense, amortization of debt issuance costs, bond premiums and original issuance discounts, other depreciation, amortization of land rights, straight-line rent adjustments, direct financing lease adjustments, losses on debt extinguishment, retirement costs, goodwill impairment charges and loan impairment charges, reduced by capital maintenance expenditures.

(3)         Adjusted EBITDA is net income, excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, stock based compensation expense, straight-line rent adjustments, direct financing lease adjustments, the amortization of land rights, losses on debt extinguishment, retirement costs, goodwill impairment charges and loan impairment charges.

Conference Call Details

The Company will hold a conference call on November 1, 2019 at 9:00 a.m. (Eastern Time) to discuss its financial results, current business trends and market conditions.

To Participate in the Telephone Conference Call:
Dial in at least five minutes prior to start time.
Domestic: 1-877/407-0784
International: 1-201/689-8560

Conference Call Playback:
Domestic: 1-844/512-2921
International: 1-412/317-6671
Passcode: 13695540
The playback can be accessed through November 8, 2019.

Webcast
The conference call will be available in the Investor Relations section of the Company's website at www.glpropinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary software. A replay of the call will also be available for 90 days thereafter on the Company’s website.

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues
Rental income	$248,789	$170,276	$745,030	$509,546
Income from direct financing lease	—	30,843	—	76,448
Interest income from mortgaged real estate	7,206	—	21,600	—
Real estate taxes paid by tenants	—	21,270	—	64,031
Total income from real estate	255,995	222,389	766,630	650,025
Gaming, food, beverage and other	31,617	31,750	97,859	102,385
Total revenues	287,612	254,139	864,489	752,410
Operating expenses
Gaming, food, beverage and other	18,549	18,962	56,739	59,027
Real estate taxes	—	21,586	—	64,981
Land rights and ground lease expense	9,094	6,484	33,572	19,460
General and administrative	15,042	15,006	48,266	56,272
Depreciation	57,302	27,267	183,745	82,744
Loan impairment charges	—	—	13,000	—
Total operating expenses	99,987	89,305	335,322	282,484
Income from operations	187,625	164,834	529,167	469,926

Other income (expenses)
Interest expense	(75,111)	(60,341)	(228,362)	(171,464)
Interest income	235	1,418	572	2,790
Losses on debt extinguishment	(21,014)	—	(21,014)	(3,473)
Total other expenses	(95,890)	(58,923)	(248,804)	(172,147)

Income from operations before income taxes	91,735	105,911	280,363	297,779
Income tax expense	1,188	1,096	3,773	4,194
Net income	$90,547	$104,815	$276,590	$293,585

Earnings per common share:
Basic earnings per common share	$0.42	$0.49	$1.29	$1.37
Diluted earnings per common share	$0.42	$0.49	$1.29	$1.37

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Operations
(in thousands) (unaudited)

	TOTAL REVENUES		ADJUSTED EBITDA
	Three Months Ended September 30,		Three Months Ended September 30,
	2019	2018	2019	2018
Real estate	$255,995	$222,389	$252,999	$214,656
GLP Holdings, LLC (TRS)	31,617	31,750	7,473	7,495
Total	$287,612	$254,139	$260,472	$222,151

	TOTAL REVENUES		ADJUSTED EBITDA
	Nine Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Real Estate	$766,630	$650,025	$755,477	$642,120
GLP Holdings, LLC (TRS)	97,859	102,385	24,284	26,504
Total	$864,489	$752,410	$779,761	$668,624

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Current Year Revenue Detail
(in thousands) (unaudited)

Three Months Ended September 30, 2019	PENN Master Lease	PENN Amended Pinnacle Master Lease	ERI Master Lease and Mortgage	BYD Master Lease and Mortgage	PENN - Meadows Lease	Casino Queen Lease	Total
Building base rent	$68,482	$56,555	$15,230	$18,911	$3,283	$2,275	$164,736
Land base rent	23,493	17,813	3,340	2,946	—	—	47,592
Percentage rent	21,370	7,942	3,340	2,808	2,792	1,356	39,608
Total cash rental income	$113,345	$82,310	$21,910	$24,665	$6,075	$3,631	$251,936
Straight-line rent adjustments	2,232	(6,318)	(2,895)	(2,234)	572	—	(8,643)
Ground rent in revenue	950	1,828	2,245	383	—	—	5,406
Other rental revenue	—	—	—	—	90	—	90
Total rental income	$116,527	$77,820	$21,260	$22,814	$6,737	$3,631	$248,789
Interest income from mortgaged real estate	—	—	5,590	1,616	—	—	7,206
Total income from real estate	$116,527	$77,820	$26,850	$24,430	$6,737	$3,631	$255,995

Nine Months Ended September 30, 2019	PENN Master Lease	PENN Amended Pinnacle Master Lease	ERI Master Lease and Mortgage	BYD Master Lease and Mortgage	PENN - Meadows Lease	Casino Queen Lease	Total
Building base rent	$205,446	$168,633	$45,689	$55,899	$9,850	$6,826	$492,343
Land base rent	70,477	53,294	10,020	8,785	—	—	142,576
Percentage rent	64,928	23,680	10,020	8,374	8,376	4,068	119,446
Total cash rental income	$340,851	$245,607	$65,729	$73,058	$18,226	$10,894	$754,365
Straight-line rent adjustments	6,695	(18,955)	(8,684)	(6,703)	1,717	—	(25,930)
Ground rent in revenue	2,838	5,338	6,746	1,235	—	—	16,157
Other rental revenue	—	—	—	—	438	—	438
Total rental income	$350,384	$231,990	$63,791	$67,590	$20,381	$10,894	$745,030
Interest income from mortgaged real estate	—	—	16,771	4,829	—	—	21,600
Total income from real estate	$350,384	$231,990	$80,562	$72,419	$20,381	$10,894	$766,630

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
General and Administrative Expense
(in thousands) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Real estate general and administrative expenses	$9,410	$10,009	$31,388	$40,077
GLP Holdings, LLC (TRS) general and administrative expenses	5,632	4,997	16,878	16,195
Total reported general and administrative expenses (1)	$15,042	$15,006	$48,266	$56,272

(1) General and administrative expenses include payroll related expenses, insurance, utilities, professional fees and other administrative costs.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
CONSOLIDATED
(in thousands, except per share and share data) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	$90,547	$104,815	$276,590	$293,585
Losses from dispositions of property	37	129	50	354
Real estate depreciation	55,047	24,406	176,290	74,155
Funds from operations	$145,631	$129,350	$452,930	$368,094
Straight-line rent adjustments	8,643	15,917	25,930	49,150
Direct financing lease adjustments	—	8,002	—	37,241
Other depreciation (1)	2,255	2,861	7,455	8,589
Amortization of land rights	3,020	2,727	15,516	8,182
Amortization of debt issuance costs, bond premiums and original issuance discounts	2,807	2,982	8,597	9,278
Stock based compensation	3,845	3,275	12,353	7,878
Losses on debt extinguishment	21,014	—	21,014	3,473
Retirement costs	—	—	—	13,149
Loan impairment charges	—	—	13,000	—
Capital maintenance expenditures (2)	(709)	(970)	(2,256)	(2,954)
Adjusted funds from operations	$186,506	$164,144	$554,539	$502,080
Interest, net	74,876	58,923	227,790	168,674
Income tax expense	1,188	1,096	3,773	4,194
Capital maintenance expenditures (2)	709	970	2,256	2,954
Amortization of debt issuance costs, bond premiums and original issuance discounts	(2,807)	(2,982)	(8,597)	(9,278)
Adjusted EBITDA	$260,472	$222,151	$779,761	$668,624

Net income, per diluted common share	$0.42	$0.49	$1.29	$1.37
FFO, per diluted common share	$0.68	$0.60	$2.10	$1.71
AFFO, per diluted common share	$0.87	$0.76	$2.58	$2.34

Weighted average number of common shares outstanding
Diluted	215,325,154	214,872,707	215,217,574	214,717,803

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries, as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, AFFO to Adjusted EBITDA and
Adjusted EBITDA to Cash Net Operating Income
Gaming and Leisure Properties, Inc. and Subsidiaries
REAL ESTATE and CORPORATE (REIT)
(in thousands) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	$88,461	$103,126	$269,421	$285,712
Losses from dispositions of property	—	129	8	120
Real estate depreciation	55,047	24,406	176,290	74,155
Funds from operations	$143,508	$127,661	$445,719	$359,987
Straight-line rent adjustments	8,643	15,917	25,930	49,150
Direct financing lease adjustments	—	8,002	—	37,241
Other depreciation (1)	497	522	1,496	1,560
Amortization of land rights	3,020	2,727	15,516	8,182
Amortization of debt issuance costs, bond premiums and original issuance discounts	2,807	2,982	8,597	9,278
Stock based compensation	3,845	3,275	12,353	7,878
Losses on debt extinguishment	21,014	—	21,014	3,473
Retirement costs	—	—	—	13,149
Loan impairment charges	—	—	13,000	—
Capital maintenance expenditures (2)	—	—	(4)	(51)
Adjusted funds from operations	$183,334	$161,086	$543,621	$489,847
Interest, net (3)	72,276	56,323	219,988	160,872
Income tax expense	196	229	461	628
Capital maintenance expenditures (2)	—	—	4	51
Amortization of debt issuance costs, bond premiums and original issuance discounts	(2,807)	(2,982)	(8,597)	(9,278)
Adjusted EBITDA	$252,999	$214,656	$755,477	$642,120

	Three Months Ended September 30,	Nine Months Ended September 30,
	2019	2019
Adjusted EBITDA	$252,999	$755,477
Real estate general and administrative expenses	9,410	31,388
Stock based compensation	(3,845)	(12,353)
Losses from dispositions of property	—	(8)
Cash net operating income (4)	$258,564	$774,504

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries, as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

(3)  Interest expense, net is net of intercompany interest eliminations of $2.6 million and $7.8 million for the three and nine months ended September 30, 2019 and 2018, respectively.

(4)  Cash net operating income (“Cash NOI”) is rental and other property income less cash property level expenses.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
GLP HOLDINGS, LLC (TRS)
(in thousands) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	$2,086	$1,689	$7,169	$7,873
Losses from dispositions of property	37	—	42	234
Real estate depreciation	—	—	—	—
Funds from operations	$2,123	$1,689	$7,211	$8,107
Straight-line rent adjustments	—	—	—	—
Direct financing lease adjustments	—	—	—	—
Other depreciation (1)	1,758	2,339	5,959	7,029
Amortization of land rights	—	—	—	—
Amortization of debt issuance costs, bond premiums and original issuance discounts	—	—	—	—
Stock based compensation	—	—	—	—
Losses on debt extinguishment	—	—	—	—
Retirement costs	—	—	—	—
Loan impairment charges	—	—	—	—
Capital maintenance expenditures (2)	(709)	(970)	(2,252)	(2,903)
Adjusted funds from operations	$3,172	$3,058	$10,918	$12,233
Interest, net	2,600	2,600	7,802	7,802
Income tax expense	992	867	3,312	3,566
Capital maintenance expenditures (2)	709	970	2,252	2,903
Amortization of debt issuance costs, bond premiums and original issuance discounts	—	—	—	—
Adjusted EBITDA	$7,473	$7,495	$24,284	$26,504

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries, as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

Gaming and Leisure Properties, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30, 2019	December 31, 2018
	(unaudited)
Assets
Real estate investments, net	$7,154,980	$7,331,460
Property and equipment, used in operations, net	95,617	100,884
Mortgage loans receivable	303,684	303,684
Right-of-use assets and land rights, net	859,293	673,207
Cash and cash equivalents	25,556	25,783
Prepaid expenses	2,665	30,967
Goodwill	16,067	16,067
Other intangible assets	9,577	9,577
Loan receivable	—	13,000
Deferred tax assets	5,812	5,178
Other assets	31,501	67,486
Total assets	$8,504,752	$8,577,293

Liabilities
Accounts payable	$166	$2,511
Accrued expenses	6,716	30,297
Accrued interest	84,456	45,261
Accrued salaries and wages	10,215	17,010
Gaming, property, and other taxes	1,111	42,879
Lease liabilities	201,497	—
Long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts	5,749,136	5,853,497
Deferred rental revenue	319,841	293,911
Deferred tax liabilities	262	261
Other liabilities	24,720	26,059
Total liabilities	6,398,120	6,311,686

Shareholders’ equity
Preferred stock ($.01 par value, 50,000,000 shares authorized, no shares issued or outstanding at September 30, 2019 and December 31, 2018)	—	—
Common stock ($.01 par value, 500,000,000 shares authorized, 214,682,856 and 214,211,932 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively)	2,147	2,142
Additional paid-in capital	3,955,555	3,952,503
Accumulated deficit	(1,851,070)	(1,689,038)
Total shareholders’ equity	2,106,632	2,265,607
Total liabilities and shareholders’ equity	$8,504,752	$8,577,293

Debt Capitalization

The Company had $25.6 million of unrestricted cash and $5.7 billion in total debt at September 30, 2019.  The Company’s debt structure as of September 30, 2019 was as follows:

		As of September 30, 2019
	Years to Maturity	Interest Rate	Balance
			(in thousands)
Unsecured $1,175 Million Revolver Due May 2023 (1)	3.6	3.557%	$60,000
Unsecured Term Loan A-1 Due April 2021 (1)	1.6	3.544%	449,000
Senior Unsecured Notes Due November 2020	1.1	4.875%	215,174
Senior Unsecured Notes Due April 2021	1.5	4.375%	400,000
Senior Unsecured Notes Due November 2023	4.1	5.375%	500,000
Senior Unsecured Notes Due September 2024	4.9	3.350%	400,000
Senior Unsecured Notes Due June 2025	5.7	5.250%	850,000
Senior Unsecured Notes Due April 2026	6.5	5.375%	975,000
Senior Unsecured Notes Due June 2028	8.7	5.750%	500,000
Senior Unsecured Notes Due January 2029	9.3	5.300%	750,000
Senior Unsecured Notes Due January 2030	10.3	4.000%	700,000
Finance lease liability	6.9	4.780%	1,021
Total long-term debt			$5,800,195
Less: unamortized debt issuance costs, bond premiums and original issuance discounts			(51,059)
Total long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts			$5,749,136
Weighted average	6.1	4.826%

(1)  The rate on the term loan facility and revolver is LIBOR plus 1.50%.

Rating Agency Update - Issue Rating

Rating Agency	Rating
Standard & Poor's	BBB-
Fitch	BBB-
Moody's	Ba1

Properties

Description	Location	Date Acquired	Tenant/Operator
PENN Master Lease (20 Properties)
Hollywood Casino Lawrenceburg	Lawrenceburg, IN	11/1/2013	PENN
Hollywood Casino Aurora	Aurora, IL	11/1/2013	PENN
Hollywood Casino Joliet	Joliet, IL	11/1/2013	PENN
Argosy Casino Alton	Alton, IL	11/1/2013	PENN
Hollywood Casino Toledo	Toledo, OH	11/1/2013	PENN
Hollywood Casino Columbus	Columbus, OH	11/1/2013	PENN
Hollywood Casino at Charles Town Races	Charles Town, WV	11/1/2013	PENN
Hollywood Casino at Penn National Race Course	Grantville, PA	11/1/2013	PENN
M Resort	Henderson, NV	11/1/2013	PENN
Hollywood Casino Bangor	Bangor, ME	11/1/2013	PENN
Zia Park Casino	Hobbs, NM	11/1/2013	PENN
Hollywood Casino Gulf Coast	Bay St. Louis, MS	11/1/2013	PENN
Argosy Casino Riverside	Riverside, MO	11/1/2013	PENN
Hollywood Casino Tunica	Tunica, MS	11/1/2013	PENN
Boomtown Biloxi	Biloxi, MS	11/1/2013	PENN
Hollywood Casino St. Louis	Maryland Heights, MO	11/1/2013	PENN
Hollywood Gaming Casino at Dayton Raceway	Dayton, OH	11/1/2013	PENN
Hollywood Gaming Casino at Mahoning Valley Race Track	Youngstown, OH	11/1/2013	PENN
Resorts Casino Tunica (1)	Tunica, MS	5/1/2017	PENN
1st Jackpot Casino	Tunica, MS	5/1/2017	PENN
Amended Pinnacle Master Lease (12 Properties)
Ameristar Black Hawk	Black Hawk, CO	4/28/2016	PENN
Ameristar East Chicago	East Chicago, IN	4/28/2016	PENN
Ameristar Council Bluffs	Council Bluffs, IA	4/28/2016	PENN
L'Auberge Baton Rouge	Baton Rouge, LA	4/28/2016	PENN
Boomtown Bossier City	Bossier City, LA	4/28/2016	PENN
L'Auberge Lake Charles	Lake Charles, LA	4/28/2016	PENN
Boomtown New Orleans	New Orleans, LA	4/28/2016	PENN
Ameristar Vicksburg	Vicksburg, MS	4/28/2016	PENN
River City Casino & Hotel	St. Louis, MO	4/28/2016	PENN
Jackpot Properties (Cactus Petes and Horseshu)	Jackpot, NV	4/28/2016	PENN
Plainridge Park Casino	Plainridge, MA	10/15/2018	PENN
ERI Master Lease (5 Properties)
Tropicana Atlantic City	Atlantic City, NJ	10/1/2018	ERI
Tropicana Evansville	Evansville, IN	10/1/2018	ERI
Tropicana Laughlin	Laughlin, NV	10/1/2018	ERI
Trop Casino Greenville	Greenville, MS	10/1/2018	ERI
Belle of Baton Rouge	Baton Rouge, LA	10/1/2018	ERI
BYD Master Lease (3 Properties)
Belterra Casino Resort	Florence, IN	4/28/2016	BYD
Ameristar Kansas City	Kansas City, MO	4/28/2016	BYD
Ameristar St. Charles	St. Charles, MO	4/28/2016	BYD
Single Asset Leases
The Meadows Racetrack and Casino	Washington, PA	9/9/2016	PENN
Casino Queen	East St. Louis, IL	1/23/2014	Casino Queen
Mortgaged Properties
Belterra Park Gaming & Entertainment Center	Cincinnati, OH	N/A	BYD
Lumière Place	St. Louis, MO	N/A	ERI
TRS Properties
Hollywood Casino Baton Rouge	Baton Rouge, LA	11/1/2013	GLPI
Hollywood Casino Perryville	Perryville, MD	11/1/2013	GLPI
(1) The Company entered into an agreement to terminate the long-term ground lease at this property, which will be effective in February 2020.

Dividends

On August 20, 2019, the Company’s Board of Directors declared the third quarter 2019 dividend.  Shareholders of record on September 6, 2019 received $0.68 per common share, which was paid on September 20, 2019.  The Company anticipates the following schedule regarding 2019 dividend payments:

Payment Dates
March 22, 2019	(paid)
June 28, 2019	(paid)
September 20, 2019	(paid)
December 27, 2019

Lease and Mortgage Information

	Master Leases				Single Asset Leases
	PENN Master Lease	PENN Amended Pinnacle Master Lease	ERI Master Lease	BYD Master Lease	PENN-Meadows Lease	Casino Queen Lease
Property Count	20	12	5	3	1	1
Number of States Represented	10	8	5	2	1	1
Commencement Date	11/1/2013	4/28/2016	10/1/2018	10/15/2018 (1)	9/9/2016	1/23/2014
Initial Term	15	10	15	10 (1)	10	15
Renewal Terms	20 (4x5 years)	25 (5x5 years)	20 (4x5 years)	25 (5x5 years)	19 (3x5years, 1x4 years)	20 (4x5 years)
Corporate Guarantee	Yes	Yes	Yes	No	Yes	No
Master Lease with Cross Collateralization	Yes	Yes	Yes	Yes	No	No
Technical Default Landlord Protection	Yes	Yes	Yes	Yes	Yes	Yes
Default Adjusted Rent to Revenue Coverage	1.1	1.2	1.2	1.4	1.2	1.4
Competitive Radius Landlord Protection	Yes	Yes	Yes	Yes	Yes	Yes
Escalator Details
Yearly Base Rent Escalator Maximum	2%	2%	2%	2%	5% (2)	2%
Coverage as of Tenants' latest Earnings Report (3)	1.91	1.75	1.98	1.90	2.06	1.33
Minimum Escalator Coverage Governor	1.8	1.8	1.2 (4)	1.8	2.0	1.8
Yearly Anniversary for Realization	November 2019	May 2020	October 2020	May 2020	October 2020	February 2020
Percentage Rent Reset Details
Reset Frequency	5 years	2 years	2 years	2 years	2 years	5 years
Next Reset	November 2023	May 2020	October 2020	May 2020	October 2020	February 2024

	Mortgages
	BYD (Belterra) (5)	ERI (Lumière Place) (6)
Property Count	1	1
Commencement Date	10/15/2018	10/1/2018
Current Interest Rate	11.20%	9.27%
Credit Enhancement	Guarantee from Master Lease Entity	Corporate Guarantee

(1) Boyd assumed Pinnacle's legacy lease initial term, which will end on April 30, 2026.
(2) Meadows yearly escalator is 5% until a breakpoint when it resets to 2%.
(3) Information with respect to our tenants' rent coverage is derived from the public statements and filings of PENN, BYD and ERI as of September 30, 2019 and from certifications provided by Casino Queen, Inc. Casino Queen is not a public reporting entity. Its information was certified by the tenant as of September 30, 2019. GLPI has not independently verified the accuracy of the tenants' information and therefore makes no representation as to the accuracy of such information.
(4) Eldorado escalator governor is 1.2x for the initial 5 years and then 1.8x in subsequent years.
(5) The Belterra Park mortgage is supported by the BYD Master Lease subsidiaries and its terms are consistent with the BYD Master Lease.
(6) The Lumière loan bears interest at a rate equal to (i) 9.09% until the one-year anniversary of the closing, and (ii) 9.27% until its maturity.

Disclosure Regarding Non-GAAP Financial Measures

FFO, FFO per diluted common share, AFFO, AFFO per diluted common share, Adjusted EBITDA and Cash NOI, which are detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and as internal measures of business operating performance, which is used for a bonus metric. The Company believes FFO, FFO per diluted common share, AFFO, AFFO per diluted common share, Adjusted EBITDA and Cash NOI provide a meaningful perspective of the underlying operating performance of the Company’s current business.  This is especially true since these measures exclude real estate depreciation and we believe that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. Cash NOI is rental and other property income less cash property level expenses. Cash NOI excludes depreciation, the amortization of land rights, real estate general and administrative expenses, other non-routine costs and the impact of certain GAAP adjustments to rental revenue, such as straight-line rent adjustments and non-cash ground lease income and expense. It is management's view that Cash NOI is a performance measure used to evaluate the operating performance of the Company’s real estate operations and provides investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis.

FFO, FFO per diluted common share, AFFO, AFFO per diluted common share, Adjusted EBITDA and Cash NOI are non-GAAP financial measures, that are considered supplemental measures for the real estate industry and a supplement to GAAP measures. NAREIT defines FFO as net income (computed in accordance with generally accepted accounting principles), excluding (gains) or losses from sales of property and real estate depreciation.  We have defined AFFO as FFO excluding stock based compensation expense, the amortization of debt issuance costs, bond premiums and original issuance discounts, other depreciation, the amortization of land rights, straight-line rent adjustments, direct financing lease adjustments, losses on debt extinguishment, retirement costs and goodwill and loan impairment charges, reduced by capital maintenance expenditures. We have defined Adjusted EBITDA as net income excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, stock based compensation expense, straight-line rent adjustments, direct financing lease adjustments, the amortization of land rights, losses on debt extinguishment, retirement costs, and goodwill and loan impairment charges. Finally, we have defined Cash NOI as Adjusted EBITDA for the REIT excluding real estate general and administrative expenses and including stock based compensation expense and (gains) or losses from sales of property.

FFO, FFO per diluted common share, AFFO, AFFO per diluted common share, Adjusted EBITDA and Cash NOI are not recognized terms under GAAP. These non-GAAP financial measures: (i) do not represent cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. In addition, these measures should not be viewed as an indication of our ability to fund all of our cash needs, including to make cash distributions to our shareholders, to fund capital improvements, or to make interest payments on our indebtedness. Investors are also cautioned that FFO, FFO per share, AFFO, AFFO per share, Adjusted EBITDA and Cash NOI, as presented, may not be comparable to similarly titled measures reported by other real estate companies, including REITs due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP.

About Gaming and Leisure Properties

GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties. GLPI expects to grow its portfolio by pursuing opportunities to acquire additional gaming facilities to lease to gaming operators. GLPI also intends to diversify its portfolio over time, including by acquiring properties outside the gaming industry to lease to third parties. GLPI elected to be taxed as a REIT for United States federal income tax purposes commencing with the 2014 taxable year and was the first gaming-focused REIT in North America.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our financial outlook for the fourth quarter of 2019 and the full 2019 fiscal year; our expectations regarding future acquisitions and expected 2019 dividend payments. Forward looking statements can be identified by the use of forward looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties.  Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing acquisitions or projects; GLPI's ability to maintain its status as a REIT; our ability to pay dividends in the future; our ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to GLPI; the impact of our substantial indebtedness on our future operations; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2018, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the forward looking events discussed in this press release may not occur. All subsequent written and oral forward-looking statements attributable to GLPI or persons acting on GLPI’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. GLPI undertakes no obligation to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law.

Contact

Investor Relations – Gaming and Leisure Properties, Inc.
Steven T. Snyder                         Joseph Jaffoni, Richard Land, James Leahy at JCIR
T: 610/378-8215                        T: 212/835-8500
Email: investorinquiries@glpropinc.com            Email: glpi@jcir.com